EXHIBIT 99.1

FOR IMMEDIATE RELEASE


           PULASKI FINANCIAL INCREASES QUARTERLY DIVIDEND 5.6 PERCENT


         ST. LOUIS, MO (MARKETWIRE) - June 20, 2008 - Pulaski Financial Corp. (NasdaqGS: PULB-News) announced that its Board of Directors increased the quarterly dividend 5.6 percent to 9.5 cents per share from 9 cents per share bringing the annualized dividend rate to 38 cents per share. The quarterly dividend is payable July 14, 2008 to shareholders of record July 3, 2008.

         Pulaski Financial Corp., operating in its 86th year through its subsidiary, Pulaski Bank, serves customers throughout the St. Louis metropolitan area. The bank offers a full line of quality retail-banking products through 12 full-service bank locations in St. Louis and three loan production offices in St. Louis, Kansas City and Illinois. The company's web site can be accessed at www.pulaskibankstl.com.
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Contact:
Investor Inquiries:
Ramsey Hamadi
Chief Financial Officer
Pulaski Financial Corp.
(314) 878-2210 Ext. 3825

Media Inquiries:
David Garino
Senior Vice President
Fleishman-Hillard Inc.
(314) 982-0551